SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): November 3, 2014

CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On November 3, 2014, Church & Dwight Co., Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2014 and providing additional information. This press release is furnished herewith as Exhibit 99.1 pursuant to this Item 2.02.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On November 3, 2014, Matthew T. Farrell became the Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company.

Mr. Farrell, age 58, has served as the Company’s Executive Vice President Finance and Chief Financial Officer since May 2007, and served as the Company’s Vice President and Chief Financial Officer from September 2006 through May 2007.

There are no family relationships between Mr. Farrell and any director or executive officer of the Company.   There are also no relationships between Mr. Farrell and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

In connection with his new position, Mr. Farrell’s annual base salary was increased to $675,000, and his target incentive level under the Company’s Annual Incentive Plan was increased to 75% of his annual base salary.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Church & Dwight Co., Inc. press release, dated November 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	November 3, 2014	By:	/s/ Matthew T. Farrell
		Name:	Matthew T. Farrell
		Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer